UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park, Nanshan,
Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2009, the Board of Directors (the “Board of Directors”) of Deer Consumer Products, Inc. (the “Company”) voted to appoint Mr. Walter Zhao as President of the Company effective immediately. Mr. Zhao resigned as a member of the board of directors and Mr. Qi Hua Xu was appointed as an independent board member for purposes of the listing and independence standards of the NASDAQ OMX Group, Inc.

(a) In conjunction with Mr. Zhao’s appointment as President, on September 28, 2009 Mr. Zhao notified the Board of Directors of his intent to voluntarily resign as a director of the Company effective September 28, 2009. The Company thanks Mr. Zhao for his service as a member of the Board of Directors. Mr. Zhao and the Company note that Mr. Zhao is not resigning because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Zhao served as a member of the Audit Committee, Nominating and Corporate Governance Committee and as the Chairman of the Compensation Committee. Mr. Zhao will be appointed as the President of the Company.

(c) On September 28, 2009, the Board of Directors voted to appoint Mr. Walter Zhao as President of the Company effective immediately. Mr. Zhao will assume various roles as a senior manager of the Company and will report to Ying He, the Chief Executive Officer and Chairman of the Board. The biography of Mr. Zhao is as follows:

Walter Zhao, 45. From December 1997 to the present time, Mr. Zhao was the President of Kaito Electronics, Inc., an electronics design and manufacturer. From 1989 to 1997 Mr. Zhao was a Department Manager of CEIEC Shenzhen, an education equipment and instrument company. Mr. Zhao received a Master’s degree in electrical engineering from the University of Science and Technology in China in 1989 and a Bachelor of Science degree in electrical engineering from Shandong University in 1985.

Upon his appointment as President of the Company, Mr. Zhao resigned from all positions at Kaito Electronics, Inc. and is exclusively dedicating his professional efforts to the Company.

There are no arrangements or understandings between Mr. Zhao and any other persons pursuant to which Mr. Zhao was selected as a President.

There are no relationships or related transactions between Mr. Zhao and the Company that are required to be reported under Item 404(a) of Regulation S-K.

The Company and Mr. Zhao have agreed that he will be compensated with a salary of $50,000 per annum for one year of service, subject to renewal, and shall be eligible for a grant of 30,000 options on a post split basis under the proposed 2009 Equity Incentive Plan, vesting in full upon the first anniversary of the grant. The grant of options shall become effective upon the execution of an Award Agreement between Mr. Zhao and the Company and be subject to the approval of the 2009 Equity Incentive Plan by the requisite vote of the stockholders of the Company.

(d) On September 28, 2009, the Board of Directors voted to appoint Mr. Xu Qi Hua as a member of the Board of Directors effective immediately. The biography of Mr. Hua follows:

Qi Hua Xu, PhD., age 47, has been a professor of Aerospace Automation at the China Northwestern Industrial University for over 20 years. Mr. Hua received a bachelor’s degree from China Northwestern Industrial University in Aerospace Automation in July of 1980 and a doctorate of Aerospace Automation in July of 1987.

The Board has determined that Mr. Xu is an independent director for purposes of the NASDAQ OMX Group, Inc. listed company standards and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Board has appointed Xu to serve as a member of the Audit Committee, Nominating and Corporate Governance Committee and as the Chairman of the Compensation Committee.

There are no arrangements or understandings between Mr. Xu and any other persons pursuant to which such director was selected as a director.

There are no relationships or related transactions between Mr. Xu and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.

By:  /s/ Ying He

Name: Mr. Ying He
Title: Chief Executive Officer

Date: September 28, 2009